Calculation of Filing Fee Tables
S-8
Tempest Therapeutics, Inc.
Table 1: Newly Registered Securities
	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
1	Equity	Common stock, $0.001 par value per share, 2023 Equity Incentive Plan, together with the associated Series A Junior Participating Preferred Purchase Rights	Other	1,607,086	$ 1.66	$ 2,667,762.76	0.0001381	$ 368.42
2	Equity	Common stock, $0.001 par value per share, 2019 Employee Stock Purchase Plan, together with the associated Series A Junior Participating Preferred Purchase Rights	Other	38,461	$ 1.42	$ 54,614.62	0.0001381	$ 7.54
Total Offering Amounts:						$ 2,722,377.38		$ 375.96
Total Fee Offsets:								$ 0.00
Net Fee Due:								$ 375.96
Offering Note
[1]	Pursuant to Rule 416(a) promulgated under the Securities Act of 1933, as amended, this Registration Statement shall also cover any additional shares of common stock of Tempest Therapeutics, Inc. (the "Registrant") that become issuable under the Registrant's 2023 Equity Incentive Plan (the "2023 Plan") by reason of any stock dividend, stock split, recapitalization, or other similar transaction effected that results in an increase to the number of outstanding shares of Registrant's common stock, as applicable. The "Amount Registered" represents 197,086 additional shares of Registrant's common stock that were automatically added to the shares authorized for issuance under the 2023 Plan on January 1, 2026 pursuant to an annual "evergreen" increase provision contained in the 2023 Plan. Pursuant to such provision, the number of shares reserved for issuance under the 2023 Plan will automatically increase on the first day of each calendar year, starting on January 1, 2024 and ending on (and including) January 1, 2033, by the lesser of (a) 4% of the total number of shares of the Registrant's common stock of all classes outstanding on December 31st of the immediately preceding calendar year and (b) a number of shares determined by the Registrant's board of directors prior to the first day of any calendar year. The "Amount Registered" also reflects an increase in the number of shares available for future issuance under the 2023 EIP resulting from the approval by the Registrant's stockholders, on January 27, 2026, of an amendment to the 2023 EIP to increase the number of shares issuable thereunder by 1,410,000 shares of common stock. The "Proposed Maximum Offering Price Per Unit" and "Maximum Aggregate Offering Price" are estimated in accordance with Rule 457(c) and (h) solely for the purpose of calculating the registration fee on the basis of $1.66 per share of common stock, which represents the average of the high and low prices of the Registrant's common stock as reported on The Nasdaq Capital Market on March 27, 2026. Each share of Common Stock registered hereunder includes an associated Series A Junior Participating Preferred Purchase Right. Until the occurrence of certain prescribed events, none of which has occurred, the Series A Junior Participating Preferred Purchase Rights are not exercisable, are evidenced by certificates representing the Common Stock, and may be transferred only with the Common Stock. No separate consideration is payable for the Series A Junior Participating Preferred Stock.

[2]	Pursuant to Rule 416(a) promulgated under the Securities Act of 1933, as amended, this Registration Statement shall also cover any additional shares of common stock of the Registrant that become issuable under the Registrant's 2019 Employee Stock Purchase Plan (the "2019 ESPP") by reason of any stock dividend, stock split, recapitalization, or other similar transaction effected that results in an increase to the number of outstanding shares of Registrant's common stock, as applicable. The "Amount Registered" represents 38,461 additional shares of common stock reserved for issuance under, and which annual increase is provided for in, the 2019 ESPP that were automatically added to the shares authorized for issuance under the 2019 ESPP on January 1, 2026 pursuant to the annual "evergreen" increase provision contained in the 2019 ESPP. Pursuant to such provision, the number of shares reserved for issuance under the 2019 ESPP will automatically increase on the first day of each calendar year, starting on January 1, 2023 and ending on (and including) January 1, 2029, by the lesser of (a) 1.5% of the total number of shares of the Registrant's common stock outstanding on December 31st of the immediately preceding calendar year, (b) 38,461 shares of Common Stock or (c) a number of shares determined by the Registrant's board of directors prior to the first day of any calendar year. The "Proposed Maximum Offering Price Per Unit" and "Maximum Aggregate Offering Price" are estimated in accordance with Rule 457(c) and (h) solely for the purpose of calculating the registration fee on the basis of $1.42 per share of common stock, which represents the average of the high and low prices of the Registrant's common stock as reported on The Nasdaq Capital Market on March 27 2026, multiplied by 85%, which is the percentage of the price per share applicable to shares issued under the 2019 ESPP. Each share of Common Stock registered hereunder includes an associated Series A Junior Participating Preferred Purchase Right. Until the occurrence of certain prescribed events, none of which has occurred, the Series A Junior Participating Preferred Purchase Rights are not exercisable, are evidenced by certificates representing the Common Stock, and may be transferred only with the Common Stock. No separate consideration is payable for the Series A Junior Participating Preferred Stock.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(p)
Fee Offset Claims
Fee Offset Sources